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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses of our report dated March 25, 2002, with respect to the consolidated financial statements and schedule of Harken Energy Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2001.


Form          Description
----          -----------

S-3 Registration of 135,000 shares of common stock issued to Parkcrest (No. 333-71751)

S-3 Registration of 190,863 shares of common stock issued to Sidro, S.A (No. 333-78859)

S-3 Registration of 131,682 shares of common stock issued to Crescent International Ltd. (No. 333-79281)

S-3  Registration of 648,151 shares of common stock (No. 333-79617)

S-3 Registration of 112,173 shares of common stock issued to Lambertine (No. 333-80031)

S-3 Registration of 260,000 shares of common stock issued to International Rochester Energy Corporation (No. 333-85057)

S-3  Registration of 300,000 shares of common stock (No. 333-30490)

S-3  Registration of 200,000 shares of common stock (No. 333-34534)

S-3  Registration of 239,840 shares of common stock (No. 333-34650)

S-3  Registration of 173,973 shares of common stock (No. 333-34720)

S-3  Registration of 274,013 shares of common stock (No. 333-34830)

S-3  Registration of 246,153 shares of common stock (No. 333-38050)

S-3  Registration of 133,333 shares of common stock (No. 333-44564)

S-3  Registration of 777,142 shares of common stock (No. 333-48760)

S-3  Registration of 3,968,920 shares of common stock (No. 333-67156)

S-3  Registration of 3,193,334 shares of common stock (No. 333-74410)

S-3  Registration of 521,232 shares of common stock (No. 333-59092)

                                           /s/ ERNST & YOUNG

Houston, Texas
March 25, 2002